1oo Putnam Green, 3rd Floor Greenwich, CT 06830-6027
AMBASE CORPORATION

March 17, 2017

Mr. Richard A. Bianco 350 South Ocean Boulevard, Apt. 9A Boca Raton, FL 33432
Dear Richard:
This letter confirms that you, Richard A. Bianco ("R. A. Bianco"), personally hereby agrees to provide a financial commitment to AmBase Corporation ("AmBase" or the "Company") in the form of a line of credit up to $10,000,000 (Ten Million Dollars) or an additional amount(s) as may be necessary and agreed to, to enable AmBase to contribute capital to 111 West 57th Investment LLC and/or 111 West 57th Manager Funding LLC, to enable the companies to meet capital calls in accordance with the operative limited liability company agreements of 111 West 57th Partners LLC and 111 West 57th Manager LLC, respectively, in either case if and when the case may be necessary on terms agreeable to/by the Company and R. A. Bianco at such time. This line of credit will be in addition to the existing $1,000,000 (One Million Dollar) line of credit, and will be secured by a first mortgage interest in the building, 100 Putnam Green, Greenwich, Connecticut ("100 Putnam"), which shall be senior to any then existing liens on 100 Putnam.

Sincerely,

/s/ John Ferrara
John Ferrara
Vice President and Chief Financial Officer

Accepted and agreed to by:	Accepted and agreed to by:
/s/ Richard A. Bianco	/s/ John Ferrara
Richard A. Bianco	John Ferrara, AmBase Corporation
Vice President and Chief Financial Officer